SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007 (February 12, 2007)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 3.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As previously announced, pursuant to an amendment to the Preferred Stock Rights Agreement, dated as of February 7, 2002, as amended, between the Company and Wells Fargo Bank, N.A. (the “Rights Agreement”), Brocade’s stockholder rights plan was terminated effective January 23, 2007, and Brocade’s preferred stock purchase rights with respect to the Series A Participating Preferred Stock expired at the close of business on January 23, 2007. On February 12, 2007, Brocade filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating the Certificate of Designation with respect to the Series A Participating Preferred Stock of the Company.
Item 9.01. Financial Statements and Exhibits.
(c)      Exhibits

Exhibit	Description
3.1	Certificate of Elimination of Series A Participating Preferred Stock of Brocade Communications Systems, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: February 16, 2007	By:	/s/ TJ Grewal
TJ Grewal
Vice President, Corporate Development

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Elimination of Series A Participating Preferred Stock of Brocade Communications Systems, Inc.